Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on form S-8 of B2Gold Corp. of our report dated March 12, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of B2Gold Corp., which appears as Exhibit 99.2 of B2Gold Corp.’s Annual Report on Form 40-F for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada
June 17, 2019